UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
(Exact name of Registrant as specified in charter)

Nevada	001-34515	20-8468508
(State or Other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

9 North West Fourth Ring Road Yingu Mansion Suite 1708
Haidian District Beijing, People’s Republic of China 100190
(Address of principal executive offices) (Zip Code)

+86 10 82525361
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e -4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 29, 2015 (June 30, 2015 Beijing Time), China Advanced Construction Materials Group, Inc., a Nevada corporation (the “Company”), held an annual meeting of its stockholders at which a majority of the Company’s stockholders who voted in person or by proxy at the meeting (i) elected each of the persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders, until a successor has been duly elected and qualified or the director’s earlier resignation, death or removal, (ii) approved and ratified the appointment of Friedman LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015, and (iii) approved the amendment No.2 to the Company’s 2009 Equity Incentive Plan (the “Plan”) to increase 200,000 shares of common stock reserved under the Plan. Holders of 1,806,778 shares of common stock were present in person or by proxy at the Meeting, or 86.8% of 2,080,799 shares, the total outstanding shares, representing a quorum of more than one-third of the shares outstanding and entitled to vote at the annual meeting as of the record date. No broker Non-votes are counted for Proposal 1 and Proposal 3. Company’s inspector of elections reported the vote of the stockholders as follows:

Proposal 1: The election of directors.

Name	Votes For	Withheld	Votes	Abstentions
			Against
Xianfu Han	1,342,618	42,692	-	-
Weili He	1,342,693	42,617	-	-
Tao Jin	1,334,582	50,728	-	-
Xinyong Gao	1,334,582	50,728	-	-
Ken Ren	1,334,582	50,728	-	-

Proposal 2: The ratification of the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2015.

Votes For	Votes	Abstentions
	Against
1,766,735	18,832	21,211

Proposal 3: The approval of the Amendment No. 2 to the Company’s 2009 Equity Incentive Plan to increase 200,000 shares of common stock reserved under the Plan.

Votes For	Votes	Abstentions
	Against
1,317,083	66,291	1,936

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2015	CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

By: /s/ Xianfu Han
Xianfu Han
Chief Executive Officer